As filed with thet Securities Exchange Commission on February 15, 2002.
Registration No. 333-______________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALIGN TECHNOLOGY, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	94-3267295
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

851 Martin Avenue
Santa Clara, California    95050
(Address of Principal Executive Offices including Zip Code)

2001 Stock Incentive Plan
Employee Stock Purchase Plan

(Full title of the plans)

Zia Chishti
Chief Excecutive Officer and Chairman of the Board
Align Technolgy, Inc.
851 Martin Avenue
Santa Clara, California 95050
(408) 470-1000
(Name, address, and telephone number, including area code, of agent for service)

                                                                Calculation of Registration Fee
===========================================================================================================================================
                                                                    Proposed Maximum      Proposed Maximum
   Title of Each Class of Securities              Amount to be       Offering Price      Aggregate Offering         Amount of
            to be Registered                     Registered (1)        Per Share              Price (2)           Registration Fee
------------------------------------------------------------------------------------------------------------------------------------

Common Stock, $0.0001 par value
per share, to be issued under the
2001 Stock Incentive Plan                        2,389,094 shares              $4.530              $10,822,595.00         $2,586.60

Common Stock, $0.001 par value
per share, to be issued under the
Employee Stock Purchase Plan                     1,433,456 shares              $4.530              $6,493,555.60          $1,551.96
                                                ___________________                                                     _____________

                                                 3,822,550 shares                 Aggregate Registration Fee              $4,138.56

===========================================================================================================================================

  This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2001 Stock Incentive Plan or the Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

  Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, (the "1993 Act") on the basis of the average of the high and low selling prices per share of the Registrant's Common Stock on February 14, 2002 as reported by the Nasdaq National Market.

ALIGN TECHNOLOGY, INC. REGISTRATION STATEMENT ON FORM S-8

PART II: INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

ALIGN TECHNOLOGY, INC. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

(a) Our Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000; and

(b) Our Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2001, June 30, 2001 and March 31, 2001; and

(c) Our Company's Registration Statement No. 000-32259 on Form 8-A12G filed with the Commission on January 25, 2001, pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the 1934 Act) in which are described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock; and

(d) All other reports filed by our Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2000.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de- registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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ITEM 4. DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit the indemnification under some circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. Article VII of the Amended and Restated Certificate of Incorporation of the Registrant provides that, subject to Delaware law, its directors will not be personally liable for monetary damages for breach of the directors' fiduciary duty as directors to the Registrant and its stockholders. This provision does not eliminate the directors' fiduciary duty, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law.

The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant expects to enter into indemnification agreements with its directors. The indemnification agreements provide the Registrant's directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. The Registrant expects to obtain insurance covering directors and officers for claims they may otherwise be required to pay or for which the Registrant is required to indemnify them.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

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ITEM 8. EXHIBITS.

Exhibit Number	Description
4	Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-32259 on Form 8-A12G, together with the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) to this Registration Statement.
5.1	Opinion of Brobeck, Phleger & Harrison LLP.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants
23.2	Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.1.
24.1	Power of Attorney. Reference is made to page II-4 of this Registration Statement.
99.1*	2001 Stock Incentive Plan.
99.2**	Employee Stock Purchase Plan.

* Incorporated by reference to Exhibit 10.13 of the Registration Statement on Form S-1/A dated December 28, 2000, Commission File Number 333-49932.

* * Incorporated by reference to Exhibit 10.14 of the Registration Statement on Form S-1/A dated December 28, 2000, Commission File Number 333-49932.

Item 9. Undertakings

A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 2001 Stock Incentive Plan, and/or the Employee Stock Purchase Plan.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on this 13th day of February, 2002.

ALIGN TECHNOLOGY, INC.

By: /s/ Zia Chishti

Zia Chishti
Chief Executive Officer and Chairman of the Board

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS: that the undersigned officers and directors of Align Technology, Inc., a Delaware corporation, do hereby constitute and appoint Zia Chishti and Stephen Bonelli and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre- effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities on February 14, 2002.

SIGNATURE	TITLE
/s/ Zia Chrishti Zia Chishti	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)
/s/ Stephen Bonelli Stephen Bonelli	Chief Financial Officer and Vice President, Finance (Principal Financial and Accounting Officer)
/s/ Kelsey Wirth Kelsey Wirth	Director
/s/ Brian Dovey Brian Dovey	Director
/s/ Joseph Lacob Joseph Lacob	Director
________________________ Mark Logan	Director
/s/ H. Kent Bowen H. Kent Bowen	Director

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INDEX TO EXHIBITS

Exhibit Number	Description
5.1	Opinion of Brobeck, Phleger & Harrison LLP.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants